Exhibit 15.1

November 23, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 19, 2015 on our review of interim financial information of Pampa Energía S.A. for the nine-month periods ended September 30, 2015 and 2014 and included in the Company's Form 6K filed with the Commission on November 19, 2015 is incorporated by reference in its Registration Statement on Form F-3 dated November 23, 2015.

Very truly yours,

/s/ Price Waterhouse & Co. S.R.L.

Andres Suarez

Buenos Aires, Argentina